                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2002 (except for the first paragraph of Note 1, as to which the date is July 31, 2002) in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-88964) and related Prospectus of Mooney Aerospace Group, Ltd. for the registration of 269,190,012 shares of its common stock.

                                                           /s/ Ernst & Young LLP

Long Beach, California
August 1, 2002